SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ________________________
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported):  July 11, 2001





                               SIBONEY CORPORATION
                  _____________________________________________
             (Exact Name of Registrant as Specified in its Charter)





            Maryland                  1-3952               73-0629975
      __________________           ____________         _______________
  (State or Other                  (Commission            (IRS Employer
        of Incorporation)          File Number)        Identification No.)




325 North Kirkwood Road, Suite 310                            63122
P.O. Box 221029, St. Louis, Missouri
------------------------------------                    ----------------
(Address of Principal Executive Office                      (Zip Code)





                                 (314) 822-3163

                          _____________________________
              (Registrant's telephone number, including area code)



         (Former name or former address, if changed since last report.)

ITEM 5.  Other Events

         On July 11, 2001, Siboney Corporation announced the appointment of Lewis B. Shepley to the Company's Board of Directors. The text of the press release announcing such appointment is attached hereto as Exhibit 99.1.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   July 11, 2001          SIBONEY CORPORATION

                                By:    /s/ Timothy J. Tegeler
                                       -----------------------
                                       Timothy J. Tegeler
                                       President

                                  EXHIBIT INDEX

       Exhibit Number         Description

            99.1 Text of Press Release, dated July 11, 2001, issued by Siboney Corporation

                                                                  Exhibit 99.1

July 11, 2001

Company Press Release

Siboney Corporation Appoints Lewis B. Shepley to Board of Directors

St. Louis - (Business Wire) July 11, 2001 - Siboney Corporation (OTC BB:SBON) announced today the appointment of Lewis B. Shepley to its Board of Directors.

In making the announcement, Timothy J. Tegeler, Chairman and CEO of Siboney Corporation said: "The addition of Lew Shepley to our Board as an outside director brings Siboney an individual who is highly regarded and respected in the business community. We look forward to his counsel as we continue to grow Siboney into a premier educational software company."

Mr. Shepley, a graduate of Yale University Law School, is a former partner of the Bryan Cave law firm and the former Chief Financial Officer and General Counsel of Reliable Life Insurance Company, both based in St. Louis, MO. He is also Past Chairman of KETC, a local public television station, and Past President of the St. Louis Chapter of the American Heart Association. Mr. Shepley also currently serves on the Board of Directors of Mississippi Valley Bancshares, Inc.

Contact: Siboney Corporation, St. Louis Tim Tegeler 314-822-3163